Exhibit 99.5(b)

Variable Annuity Application Spinnaker Advisor 457 Variable Annuity Application	Symetra Life Insurance Company [777 108th Avenue NE #1200] [Bellevue, WA 98004-5135] Telephone [800-796-3872] TTY/TDD [800-833-6388]

Product Information

☐    Deferral 457        Initial Purchase Payment:                    ($10,000 required)

Minimum Allocation to the Fixed Account Options:
Dollar Cost Averaging (DCA) Fixed Account Option:	[$5,000]
Enhanced Fixed Account Option:	No minimum
Guaranteed Interest Period Fixed Account Option:	[$1,000] for each selected Guaranteed Period.

☐    Transfer from another eligible Plan.

        Please complete and submit a copy of 457 Transfer Authorization.

Employer Information

Employer’s Name

Address	City	State	Zip Code	Telephone

☐    The employer is eligible and has established a Plan under Section 457.

Annuitant Information (The maximum issue age is[85].)

	☐ Male	☐ Female
Annuitant’s Name

SSN	Birth Date	Telephone	E-Mail Address

Address	City	State	Zip Code

Beneficiaries (The percentages must total 100% for all primary beneficiaries and 100% for all contingent beneficiaries.)

Primary:			☐ Male	☐ Female
	Name	Percentage

SSN/TIN	Birth Date	Telephone	Relationship to Annuitant

Address	City	State	Zip Code

☐ Primary:
☐ Contingent:			☐ Male	☐ Female
	Name	Percentage

SSN/TIN	Birth Date	Telephone	Relationship to Annuitant

Address	City	State	Zip Code

☐ Primary:
☐ Contingent:			☐ Male	☐ Female
	Name	Percentage

SSN/TIN	Birth Date	Telephone	Relationship to Annuitant

Address	City	State	Zip Code

For additional beneficiaries, attach a separate signed and dated sheet and check here  ☐.

Date Received (Home Office Use Only)

SymetraSM and the Symetra Financial logo are service marks of Symetra Life Insurance Company

Purchase Payments

Purchase Payments to the Symetra Life Fixed Account Options will be allocated immediately upon receipt. Purchase Payments to the variable Portfolios may initially be allocated to the [Fidelity VIP Money Market Portfolio – Service Class 2] as described in the Contract and then will be allocated according to the investment instructions, unless the Contract has been cancelled.

•	For the initial Purchase Payment, indicate the investment instructions on the following page in “Column 1: Initial Purchase Payment”.

•	For subsequent Purchase Payments, indicate the investment instructions on the following page in “Column 2: Subsequent Purchase Payments”.

Scheduled Transfers

☐	I have read the information in the prospectus about the following scheduled transfers and would like to elect:

☐	Dollar Cost Averaging: I elect to transfer $ ([$50] minimum) or % from the ☐ Portfolio or ☐ Enhanced Fixed Account Option

☐	monthly or quarterly to the Portfolios listed on the following page in Column 3: Scheduled Transfers. If I have elected transfers from two or more investment options and I have different investment instructions for the transfers, I have attached a separate signed and dated sheet with those instructions and I have checked here ☐. Transfers from the Enhanced Fixed Account are limited to [1.33%] per month ([4%] per quarter) of the value in the Enhanced Fixed Account as of the date of the initial transfer.

☐	Appreciation or Interest Sweep ([$10,000] minimum contract value required): I elect to have ☐ the appreciation of the [Fidelity VIP Money Market Portfolio – Service Class 2] (up to [10%] of the money market account value each Contracy Year) and/or ☐ the interest earned on the Enhanced Fixed Account Option (up to [15%] of the Fixed Account value each Contract Year) transferred ☐ monthly or ☐ quarterly or ☐ annually to the Portfolios listed on the following page in “Column 3: Scheduled Transfers. If I have elected transfers from both the [Fidelity VIP Money Market Portfolio- Service Class 2] and the Enhanced Fixed Account and I have different investment instructions for the transfers, I have attached a separate signed and dated sheet with those instructions and I have checked here ☐. Appreciation or Interest Sweep cannot be used to transfer money to the Fixed Account Options or to the [Fidelity VIP Money Market Portfolio- Service Class 2].

☐	Portfolio Rebalancing ([$10,000] minimum contract value required): I elect to rebalance the portion of my contract value allocated to the Portfolios ☐ quarterly or ☐ semiannually or ☐ annually according to the percentages listed on the following page in “Column 3: Scheduled Transfers”.

Date Received (Home Office Use Only)

Investment Instructions

Please indicate the investment instructions below. Only whole percentages can be used and the totals in each applicable column must equal 100%.

Column 1: Initial Purchase Payment	Column 2: Subsequent Purchase Payments	Column 3: Scheduled Transfers	Investment Options
%	%	%	[AIM V.I. Capital Appreciation Fund (Series II Shares)]
%	%	%	[AIM V.I. Capital Development Fund (Series II Shares)]
%	%	%	[AIM V.I. International Growth Fund (Series II Shares)]
%	%	%	[AIM V.I. Real Estate Fund (Series I Shares)]
%	%	%	[American Century Investments VP Balanced Fund]
%	%	%	[American Century Investments VP Inflation Protection Bond Class II Fund]
%	%	%	[American Century Investments VP International Fund]
%	%	%	[American Century Investments VP Large Company Value Class II Fund]
%	%	%	[American Century Investments VP Ultra Class II Fund]
%	%	%	[American Century Investments VP Value Fund]
%	%	%	[Dreyfus IP - MidCap Stock Portfolio - Initial Shares]
%	%	%	[Dreyfus IP - Technology Growth Portfolio - Initial Shares]
%	%	%	[The Dreyfus Socially Responsible Growth Fund, Inc. - Initial Shares]
%	%	%	[Dreyfus Stock Index Fund, Inc. - Service Shares]
%	%	%	[Dreyfus VIF - Appreciation Portfolio - Initial Shares]
%	%	%	[Federated High Income Bond Fund II]
%	%	%	[Fidelity VIP Contrafund Portfolio - Initial Share Class]
%	%	%	[Fidelity VIP Equity-Income Portfolio - Initial Share Class]
%	%	%	[Fidelity VIP Growth Portfolio - Initial Share Class]
%	%	%	[Fidelity VIP Growth & Income Portfolio - Initial Share Class]
%	%	%	[Fidelity VIP Mid Cap Portfolio - Service Class 2 Shares]
%	%	%	[Fidelity VIP Money Market Portfolio - Service Class 2 Shares]
%	%	%	[Franklin Flex Cap Growth Securities Fund - Class 2]
%	%	%	[Franklin Income Securities Fund - Class 2]
%	%	%	[Franklin Small Cap Value Securities Fund - Class 2]
%	%	%	[Franklin Small-Mid Cap Growth Securities Fund - Class 2]
%	%	%	[Franklin U.S. Government Fund - Class 2]
%	%	%	[JPMorgan International Equity Portfolio]
%	%	%	[JPMorgan Mid Cap Value Portfolio]
%	%	%	[Mutual Shares Securities Fund – Class 2]
%	%	%	[PIMCO All Asset Portfolio - Advisor Class Shares]
%	%	%	[PIMCO CommodityRealReturn Strategy Portfolio - Administrative Class Shares]
%	%	%	[Pioneer Emerging Markets VCT Portfolio - Class II Shares]
%	%	%	[Pioneer Equity Income VCT Portfolio - Class II Shares]
%	%	%	[Pioneer High Yield VCT Portfolio - Class II Shares]
%	%	%	[Pioneer Small Cap Value VCT Portfolio - Class II Shares]
%	%	%	[Pioneer Strategic Income VCT Portfolio - Class II Shares]
%	%	%	[Templeton Developing Markets Securities Fund – Class 2]
%	%	%	[Templeton Global Income Securities Fund – Class 2]
%	%	%	[Templeton Growth Securities Fund – Class 2]
%	N/A	N/A	Symetra Life DCA Fixed Account Option ☐ [6] months or ☐ [12] months
%	%	%	Symetra Life Enhanced Fixed Account Option
NA	N/A	N/A	Symetra Life Guaranteed Interest Period Fixed Account Option
%	%	NA	[1-Year Guaranteed Period]
%	%	NA	[2-Year Guaranteed Period]
%	%	NA	[3-Year Guaranteed Period]
%	%	NA	[4-Year Guaranteed Period]
[ -Year Guaranteed Period] (as approved by Symetra. Contact your Registered Representative or Symetra for availability of longer Guaranteed Periods.)]

Date Received (Home Office Use Only)

Contribution Information

Contribution Frequency:
☐	Annual (01)	☐	Bi-Weekly (26)	Deductions will begin the month of:
☐	Quarterly (04)	☐	Weekly (52)
☐	Monthly (12)	☐	10 Pay Periods	Month(s) to exclude:
☐	Semi-Monthly (24)
☐	Other:			Contribution per pay frequency:
$
Source of Contribution:				Anticipated annual contributions (must be provided):
☐	Employer	☐	Employee Salary Reduction	$
☐	Employer Match	☐	Employee Mandatory

Telephone Transfer Authorization

☐	I hereby authorize Symetra to accept and act on telephone instructions from me or any person(s) listed below regarding the transfer of funds between investment options of my variable annuity contract. This authorization will remain in effect until Symetra receives written revocation from me.

Symetra will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Symetra reserves the right to refuse telephone instructions from any caller when unable to confirm to Symetra’s satisfaction that the caller is authorized to give those instructions.

To transfer by telephone, call Symetra at [800-SYMETRA (800-796-3872)]. All telephone transfer calls will be recorded. You or your authorized third party will be required to provide the identification information listed below. Written confirmation of transfer transaction(s) will be mailed to you.

Unless otherwise indicated, this form does not permit anyone else to exercise discretionary authority to effect transactions on your behalf without obtaining your prior authorization.

Full Name of Authorized Third Party	Identification Information: Annuitant’s mother’s maiden name

Electronic Delivery

Symetra provides prospectus updates, semiannual reports, and annual reports to consenting Owners and Annuitants electronically. If you would like to receive these documents in electronic format, please complete this section.

You may incur costs when accessing these documents over the Internet, such as Internet Service Provider fees and charges for on-line time (including any time you may spend downloading the necessary software we have provided).

By choosing to receive e-mail notification when documents are available on the Internet, you accept the responsibility to provide us with a current e-mail address. If your e-mail address changes, please provide us with your new e-mail address as soon as possible. If your e-mail address proves to be invalid, your e-mail enrollment will be cancelled and we will mail you printed copies of the documents.

This consent will be in effect until you revoke it. You may revoke it any time by calling [800-SYMETRA (800-796-3872)]. If you consent to electronic delivery, at any time you also may request that we send you a paper copy.

☐	I would like to receive prospectus updates and financial reports over the Internet by accessing Symetra’s Web site, [www.symetra.com]. I understand that I will receive notice that the documents are available on the Web site by an e-mail message sent to me.

Date Received (Home Office Use Only)

Annuitant Statements and Certification (Please read and complete.)

1.	Have you received a current prospectus? ☐ Yes ☐ No

2.	Would you like to receive a copy of the Statement of Additional Information (SAI)? ☐ Yes ☐ No

3.	Do you have any existing life insurance policies or annuity contracts with this or any other company? ☐ Yes ☐ No

4.	Will the annuity applied for here replace any annuity or life insurance from this or any other company? ☐ Yes ☐ No

If yes, please provide the company name and policy number.

Company Name	Policy Number

5.	I declare that the statements and answers on this enrollment form are full, complete, and true, to the best of my knowledge and belief. I understand and agree that any fees or taxes will be deducted from my purchase payments or contract value, as applicable. My employer has informed me of the rules applicable to the Section 457 Plan it sponsors.

6.	I understand the following restrictions and provisions:

•	Deferrals may not exceed the maximum deferral limit announced annually by the IRS and must be reduced by elective deferrals to other plans.

•	Required Minimum Distributions will be sent to me the later of attainment of age 70 1 /2 or when I retire.

•	A single distribution election may be made after separation from service and the election is irrevocable and cannot thereafter be changed in any way. (applies to non-governmental 457 plans only)

Under penalties of perjury, I certify that the Social Security Number or Tax Identification Number listed on this enrollment form is correct and that I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding or the IRS has notified me that I am no longer subject to backup withholding.

Any person who knowingly and with intent to defraud any insurance company or other person files an application of insurance containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

I understand that when annuity payments are based on investment performance of the Separate Account, the dollar amounts cannot be predicted or guaranteed. I also understand that withdrawals from the Guaranteed Interest Period Fixed Account Option before the end of the Guaranteed Period will be subject to a market value adjustment. With this in mind, I believe that this variable annuity is consistent with my financial needs.

Signature of Annuitant	Signed in the City and State of	Date

Signature of Plan Administrator or Trustee	Signed in the City and State of	Date

Date Received (Home Office Use Only)

Registered Representative Statements

1.	Does the applicant have any existing life insurance policies or annuity contracts with this or any other company?

☐  Yes    ☐  No

2.	Will the annuity applied for here replace any annuity or life insurance from this or any other company? ☐ Yes ☐ No

If yes, I have attached the required state replacement forms, if applicable.

3.	Registered Representative’s explanation of how the Contract will serve the Annuitant’s needs:

4.	Mail Contract directly to ☐ Annuitant ☐ Registered Representative’s Office for delivery

5.	I hereby certify that the answers to the questions above are true to the best of my knowledge and belief.

Print Registered Representative’s Name and Firm Name (if applicable)	Registered Representative’s Stat #

Signature of Registered Representative Address

Location/State ID # Telephone	Date

Date Received (Home Office Use Only)